SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BE AT TV, INC.

Nevada Business Identification # NV20121276116

Expiration Date: April 30, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 19, 2013

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130827429-88
	Filing Date and Time: 12/18/2013 3:23 PM
	Entity Number: E0240512012-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Be At TV, Inc.
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

SBOR, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Be At TV, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

SBOR, Inc.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation of SBOR, Inc., a surviving corporation, is hereby amended to change the name of SBOR, Inc. to Be At TV, Inc.

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: December 20, 2013 **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Be At TV, Inc.
Name of merging entity

X Linda V. Miller — President — 12/17/2013
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

and,

SBOR, Inc.
Name of surviving entity

X Linda V. Miller — Secretary — 12/17/2013
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this **"Agreement"**) is made effective as of this 17th day of December, 2013.

BETWEEN:

SBOR, INC., a Nevada corporation, having its office at 13100 Boones Ferry Road, Lake Oswego, OR 97035

(**"SBOR"**)

AND:

BE AT TV, INC., a Nevada corporation, having its office at 13100 Boones Ferry Road, Lake Oswego, OR 97035

(**"BEAT"**)

WHEREAS:

A. BEAT is the wholly-owned subsidiary of SBOR;

B. The boards of directors of BEAT and SBOR deem it advisable and in the best interests of their respective companies and shareholders that BEAT be merged with and into SBOR, with SBOR remaining as the surviving corporation under the name "Be At TV, Inc.";

C. The board of directors of BEAT has approved the plan of merger embodied in this Agreement; and

D. The board of directors of SBOR has approved the plan of merger embodied in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), SBOR and BEAT (each, a **"Party"** and, together, the **"Parties"**) covenant and agree as follows

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), BEAT shall be merged with and into SBOR in accordance with the applicable laws of the State of Nevada (the **"Merger"**). The separate existence of BEAT shall cease, and SBOR shall be the surviving corporation under the name "Be At TV, Inc." (the **"Surviving Corporation"**) and shall be governed by the laws of the State of Nevada.

1.2 Effective Time

The Merger shall become effective on the date and at the time (the "**Effective Time**") that:

(a) the Articles of Merger, in substantially the form attached hereto as Appendix A, that the Parties intend to deliver to the Secretary of State of the State of Nevada (the "**SOS**"), are accepted and declared effective by the SOS; and

(b) all requirements of the laws of the State of Nevada have been satisfied.

1.3 Articles of Incorporation

At the Effective Time, the articles of incorporation of SBOR, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the articles of incorporation of the Surviving Corporation, with the exception that Article 1 of the articles of incorporation of the Surviving Corporation shall state that the name of the Surviving Corporation is "Be At TV, Inc.".

1.4 Bylaws

At the Effective Time, the bylaws of SBOR, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of SBOR immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified, or until otherwise provided by law, the articles of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of SBOR

At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of SBOR, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, par value of $0.0001 per share (the "**Survivor Stock**").

2.2 Common Stock of BEAT

At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of BEAT, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. EFFECT OF THE MERGER

3.1 Rights, Privileges, etc.

At the Effective Time:

(a) the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with, all of the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of BEAT and SBOR;

(b) all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of BEAT and SBOR on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed;

(c) title to any real estate, or any interest therein vested in BEAT or SBOR, shall not revert or in any way be impaired by reason of the Merger;

(d) all of the rights of creditors of BEAT and SBOR shall be preserved unimpaired;

(e) all liens upon the property of BEAT or SBOR shall be preserved unimpaired; and

(f) all debts, liabilities, obligations and duties of the Parties shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Parties such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of the Parties and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Parties, or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of BEAT or SBOR or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of BEAT and SBOR.

4.2 Amendment

At any time prior to the Effective Time, this Agreement may be amended or modified in writing by the boards of directors of both BEAT and SBOR.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the Parties hereto have entered into and signed this Agreement as of the date set forth above.

SBOR, INC.

Per: Linda V. Miller
Authorized Signatory

BE AT TV, Inc.

Per: Linda V. Miller
Authorized Signatory